News Release

Valera Pharmaceuticals Sets Date for
Reporting 2005 Financial Results
Cranbury, N.J., February 28, 2006 – Valera Pharmaceuticals (NASDAQ:VLRX) today said it will report fourth quarter and full year financial results for 2005 at 7:00 a.m. ET on Tuesday, March 7, 2006. The Company will conduct a conference call on March 7, 2006, at 8:30 a.m. ET to discuss its financial results and its progress with respect to certain milestones.
To participate in this conference, dial (800) 289-0496 shortly before 8:30 a.m. ET. A replay of the call will be available following the live conference until midnight Tuesday, March 14, 2006. The replay numbers are: (719)-457-0820 and (888) 203-1112, passcode 4365521.
About Valera Pharmaceuticals
Valera Pharmaceuticals is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products to treat urology and endocrinology diseases and disorders. Utilizing its innovative Hydron technology, Valera is developing soft, compact and flexible hydrogel-based implants which can be designed to release therapeutic agents at a controlled rate for up to twelve months. VANTAS®, a patent protected once-per-year implant currently marketed by Valera for the palliative treatment of advanced prostate cancer, employs this drug delivery technology. Additional information about Valera Pharmaceuticals is available at: http://www.ValeraPharma.com/
This press release contains forward-looking statements that are not historical facts but rather are based on current expectations, estimates and projections about the Company’s industry, beliefs and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this press release might not occur. These risks and uncertainties include, among others, those described in “Risk Factors’’ contained in the Company’s Prospectus as filed with the Securities and Exchange Commission on February 2, 2006. You are cautioned not to place undue reliance on these forward-looking statements. You should read the Prospectus, and the documents that the Company refers to therein and have filed as exhibits to the registration statement of which the Prospectus is a part, with the understanding that actual future results and events may be materially different from what the Company currently expects. The forward-looking statements included in this press release reflect the Company’s views and assumptions only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
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Contact at Valera Pharmaceuticals
Stuart Z. Levine, Ph.D.
Director, Investor Relations
609-409-9010 Ext. 3202
slevine@valerapharma.com